UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

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MASIMO CORPORATION

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(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On September 16, 2024, Joe Kiani, Chief Executive Officer of Masimo Corporation (“Masimo” or the “Company”), participated in a conversation with Caroline Hyde on “Bloomberg Technology”. The following is a transcript of the conversation, portions of which may be deemed proxy soliciting materials. While effort has been made to provide an accurate transcription, there may be typographical mistakes, inaudible statements, errors, omissions or inaccuracies in the transcript.

Caroline Hyde: Coming out of the weekend, it really was the health side of the equation that stole the show. But as Apple, of course, sinks this morning following last week’s product launch event, the company still hasn’t resolved their legal fight with Masimo Corp. There’s a blood oxygen detection, of course, that that company offers, which prompted a US ban on Apple Watches featuring the technology. Now, Masimo has partnered with Google and Qualcomm to develop a reference platform to help bring more smartwatches to market with their biosensing capabilities. Joining us now is Joe Kiani, the CEO of the Company. And what is this about? You have impressive health features, but Apple Watch, we just heard the new unveiling. They’re getting sleep apnea and the like. How do you compete there, Joe?

Joe Kiani: Well, we compete based on good science. We have continuous accurate SpO2, pulse rate. We can even measure hydration, pulse rate variability, and nobody else has that. In fact, I don’t understand how you can do sleep apnea without SpO2. I know clinically it’s not done. So it will be interesting to see if Apple’s promising things they can’t deliver again, like they did with their SpO2, or if they really have figured out how to do it without SpO2. Time will tell.

Caroline Hyde: So you’re offering this platform with Qualcomm. You’re helping Google offer more smartwatches, more health features. It feels as though that, Joe, look, if you don’t think that Apple can deliver what it promises, does that mean more court action? Where does your fight currently stand with Apple and its smartwatch?

Joe Kiani: Well, we, as you know, enjoined Apple from selling SpO2 in the US. There’s a trade secret case that’s going to be reheard, and if we win that, then we’ll have a broad injunction against them on photoplethysmography. So they can’t even do pulse rate and arrhythmia detection. And then if we win our patent case, which is about how you do photoplethysmography with very low battery consumption, then that will be an even wider injunction. So potentially our injunction could go worldwide and much broader. However, what’s really cool is this partnership with Google, which I’d love to tell you more about. We’re excited about it. Every Android user now can have a real, scientifically based, continuous, accurate wearable with this reference design we’re creating with them. And I think in the next couple of years, you’re going to see a slow--slew of products, from luxury products to smart watches from the typical Android world that will be an incredible offering for our mutual customers.

Caroline Hyde: I hate to say it, Joe, because we’ve only got a minute, so I ask for it to be brief, but you’ve got some fascinating things happening. You’ve got a proxy battle going on at the moment. They want to see more governance, want to have more board oversight. How do you fight Politan?

Joe Kiani: Well, you saw that Politan was found to have lied to our shareholders. The court--a federal judge found multiple lies, held them in contempt. So you’ve got someone who has no integrity that talks about governance. Yet you have us, who’ve done everything right--morally right, not just even legally. And we’ve made all this progress from bringing the business through COVID and now this incredible Google partnership. I think this should be 91% to 9%. Only person voting for him should be him.

Caroline Hyde: Joe, we wish we could have more information from you. Maybe we’ll get you back after the vote come September 19. We thank you, Joe Kiani, CEO of Masimo. This is Bloomberg Technology.

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Forward-Looking Statements

This communication includes forward-looking statements as defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, in connection with the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, among others, statements regarding the 2024 Annual Meeting of Stockholders (the “2024 Annual Meeting”) of Masimo Corporation (“Masimo” or the “Company”) and the potential stockholder approval of the Board’s nominees, Masimo’s litigation against Politan Capital Management LP (“Politan”) and its affiliates (the “Politan Litigation”), Masimo’s litigation against Apple and the scope of any injunction related thereto (and together with the Politan Litigation, the “Litigation”) and access by Android users to a wearable with Masimo’s monitoring technology through Masimo’s reference design. These forward-looking statements are based on current expectations about future events affecting Masimo and are subject to risks and uncertainties, all of which are difficult to predict and many of which are beyond Masimo’s control and could cause its actual results to differ materially and adversely from those expressed in its forward-looking statements as a result of various risk factors, including, but not limited to (i) uncertainties regarding the Litigation, (ii) future actions that may be taken by Politan in furtherance of its nomination of director candidates for election at the 2024 Annual Meeting, (iii) the potential cost and management distraction attendant to Politan’s nomination of director nominees at the 2024 Annual Meeting or to the Politan Litigation and (iv) factors discussed in the “Risk Factors” section of Masimo’s most recent periodic reports filed with the Securities and Exchange Commission (“SEC”), which may be obtained for free at the SEC’s website at www.sec.gov. Although Masimo believes that the expectations reflected in its forward-looking statements are reasonable, the Company does not know whether its expectations will prove correct. All forward-looking statements included in this communication are expressly qualified in their entirety by the foregoing cautionary statements. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of today’s date. Masimo does not undertake any obligation to update, amend or clarify these statements or the “Risk Factors” contained in the Company’s most recent reports filed with the SEC, whether as a result of new information, future events or otherwise, except as may be required under the applicable securities laws.

Additional Information Regarding the 2024 Annual Meeting of Stockholders and Where to Find It

On August 15, 2024, the Company filed a revised version of its 2024 proxy statement (the “Revised Proxy Statement”) and has mailed the Revised Proxy Statement to its stockholders of record as of the new August 12, 2024 record date for the 2024 Annual Meeting. Any votes submitted by Masimo stockholders in connection with the 2024 Annual Meeting on the prior to the filing of the Revised Proxy Statement will not be counted and previous proxies submitted will be disregarded, and therefore, all stockholders will need to resubmit their votes, even if they have previously voted. The Company filed a revised version of the Revised Proxy Statement with the SEC on August 22, 2024, which amended, superseded and replaced in its entirety the Revised Proxy Statement (the “Amended Revised Proxy Statement”). THE COMPANY’S STOCKHOLDERS ARE STRONGLY ENCOURAGED TO READ THE AMENDED REVISED PROXY STATEMENT (AND ANY AMENDMENTS AND SUPPLEMENTS THERETO) AND ACCOMPANYING UPDATED GOLD PROXY CARD AS THEY CONTAIN IMPORTANT INFORMATION. Stockholders may obtain the Amended Revised Proxy Statement and any amendments or supplements thereto and other documents as and when filed by the Company with the SEC without charge from the SEC’s website at www.sec.gov.

Certain Information Regarding Participants

The Company, its directors and certain of its executive officers and employees may be deemed to be participants in connection with the solicitation of proxies from the Company’s stockholders in connection with the matters to be considered at the 2024 Annual Meeting. Information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company is included in the Amended Revised Proxy Statement, which can be found through the SEC’s website at https://www.sec.gov/ix?doc=/Archives/edgar/data/937556/000121390024071554/ea0206756-07.htm, and any changes thereto may be found in any amendments or supplements to the Amended Revised Proxy Statement and other documents as and when filed by the Company with the SEC, which can be found through the SEC’s website at www.sec.gov.

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